SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                      December 1, 1999 (December 1, 1999)

                                STORAGE USA, INC.
               (Exact name of registrant as specified in charter)

   Tennessee                       001-12910                      62-1251239
   ---------                       ---------                      ----------
(State or other                   (Commission                   (IRS Employer
 jurisdiction of                  File Number)               Identification No.)
 incorporation)

         165 Madison Avenue, Suite 1300
              Memphis, Tennessee                                38103
              ------------------                                -----
   (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:      (901) 252-2000
                                                         --------------

                                 Not Applicable
          (Former name or former address, if changed since last report)

                      INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events.

         On December 1, 1999, Storage USA, Inc. (the "Registrant") announced the formation of two joint ventures with GE Capital Corporation ("GE Capital"), providing a total investment capacity of $400 million for the acquisition and development of self-storage properties. The Registrant and GE Capital formed a $240 million acquisition joint venture and a $160 million development joint venture. The Registrant plans to contribute up to 13 projects currently in the early stages of development to the development joint venture. The Registrant expects that the ventures will provide funding for substantially all of its new acquisition and development over the next two years. All of the properties acquired and developed through the joint ventures will be operated by the Registrant under the Storage USA brand names under a five-year management contract. In addition, the Registrant will provide other fee-based services for the joint ventures and has the ability to increase its participation in the joint venture if GE Capital reaches certain return thresholds.

         In connection with the closing of the joint venture transactions, GE Capital received warrants for the purchase of 1.25 million shares of the Registrant's common stock at $42 per share. The warrants may be exercised at any time within a five-year period. If fully exercised, the warrants would represent approximately 3.79% of the Company's common shares and SUSA Partnership, L.P. units, as of September 30, 1999.

         In addition, the Registrant announced that its Board of Directors has authorized the repurchase of up to 5% of the Registrant's outstanding shares of common stock through open market and private purchases. The timing of the purchases, the length of time that the repurchase program will continue and the exact number of shares to be repurchased will depend on market conditions and price levels. Based on the closing price of the Registrant's common stock on November 30, 1999, the repurchase program represents a capital commitment of approximately $38 million. Purchases will be paid for through borrowings against the Registrant's lines of credit. As of September 30, 1999, the Registrant had 28,040,440 outstanding shares of common stock.

         Additional information with respect to the transactions described above is set forth in the exhibits, which are incorporated by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

a)       Financial Statements.

              None

b)       Pro Forma Financial Information.

              None


         c)   Exhibits.

                       Number   Exhibit
                       ------   -------

                       99.1 Storage USA Press Release dated December 1, 1999, announcing joint ventures with GE Capital Corporation

                       99.2 Storage USA Press Release dated December 1, 1999, announcing approval of repurchase program

                       99.3     Summary of Material Terms of the GE
                                Capital Transactions

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
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           STORAGE USA, INC.



Date: December 1, 1999                     By: /s/ Christopher P. Marr
                                              --------------------------------
                                              Christopher P. Marr
                                              Chief Financial Officer




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

                                  EXHIBIT INDEX

Number             Exhibit
------             -------

   99.1 Storage USA Press Release dated December 1, 1999, announcing joint ventures with GE Capital
                   Corporation

   99.2 Storage USA Press Release dated December 1, 1999, announcing approval of repurchase program

   99.3            Summary of Material Terms of the GE Capital
                   Transactions


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